UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2015

NASCENT BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55299	45-0612715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8400 Miramar Road /Suite 247, San Diego CA	92126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 961-5656

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of license agreement

On September 21, 2015, Nascent Biotech, Inc. (the “Company”) entered into an amendment of its License Agreement with Hagiwara Institute of Health Integrated Medical Sciences Association Foundation and Hideaki Hagiwara (collectively referred to as “Licensor”) which amended the payment terms of the license amount. The Licensor agreed to a one-time cash payment of $30,000, monthly payments of $1,000 per month for 28 months with a final cash payment of $5,000 in the 28th month. The Company agreed to issue 200,000 shares of the Company’s common stock to the Licensor and the Licensor will receive a royalty of 1% of net sales of the Company’s product up to $1 million in royalties. The amendment reduces the original $2 million obligation by approximately $1.4 million as provided under the original agreement as subsequently amended.

Item 7.01 FD Disclosure.

(a) The Company issued a press release on September 22, 2015, a copy of which is attached hereto as an exhibit.

(b) The information contained in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

99(i)*	September 22, 2015 Press Release
__________

*filed herewith

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASCENT BIOTECH, INC.

Date: September 22, 2015	By:	/s/ Sean Carrick
Sean Carrick
President